Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-262050) of Addex Therapeutics Ltd of our report dated April 24, 2020 relating to the financial statements, which appears in Addex Therapeutics Ltd's Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland March 31, 2022